UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 14, 2009

CARDINAL ETHANOL, LLC
 (Exact name of registrant as specified in its charter)

Indiana	000-53036	20-2327916
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1554 N. County Road 600 E., Union City, IN	47390
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (765)-964-3137

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On October 14, 2009, Cardinal Ethanol, LLC (“Cardinal”) entered into an agreement, effective as of September 30, 2009, with Pavilion Technologies, a division of Rockwell Automation, Inc. (“Pavilion”) related to the licensing, installation, integration and configuration of certain software. Pursuant to the terms of this agreement, Cardinal will pay Pavilion a total of $1,825,000 for the license, installation, integration and configuration of software that will assist Cardinal in its operations, including advance process control for milling/water balance, fermentation, ethanol distillation and dryer, evaporator and stillage management. Payment of this amount will be made in installments of varying amounts beginning on October 15, 2009 and ending on September 15, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARDINAL ETHANOL, LLC

Date: October 20, 2009	/s/ Jeff Painter

Jeff Painter
Chief Executive Officer and President
(Principal Executive Officer)